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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OWENS-ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Friday, May 17, 2013

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,
please submit your proxy or voting instructions as soon as possible.

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois Share Owner:

        You are cordially invited to attend the Annual Meeting of Owens-Illinois' share owners to be held on Friday, May 17, 2013, at 9:00 a.m. in Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

  1.
  The election of four directors, each to serve for a term of one year;

  2.
  The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013;

  3.
  Advisory vote to approve named executive officer compensation; and

  4.
  Such other business as may properly be presented for action at the meeting or any postponement(s) or adjournment(s) thereof.

        Enclosed is a Proxy Statement which provides information concerning the Company and the Board of Directors' nominees for election as directors, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, and the advisory vote to approve named executive officer compensation. The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about April 5, 2013.

        The Board of Directors fixed the close of business on March 19, 2013, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

        Enclosed is a proxy card which provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

  •
  FOR all of the Board of Directors' nominees for election to the Board of Directors;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013;

  •
  FOR the advisory vote to approve named executive officer compensation; and

  •
  In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

        If you wish to have your shares voted for all of the Board of Directors' nominees, for the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013, and for the advisory vote to approve named executive officer compensation, you need not mark your votes on the proxy card, but need only sign and date it and return it in the enclosed envelope. As an alternative to returning the proxy card, you may choose to make use of the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

        We sincerely appreciate your support, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,
ALBERT P. L. STROUCKEN Chairman of the Board
JOSEPH J. O'HARA, JR. Secretary

April 5, 2013
Perrysburg, Ohio

i

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

 PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
To Be Held May 17, 2013

        The Annual Meeting of the share owners of Owens-Illinois, Inc. (herein called the "Company") will be held on Friday, May 17, 2013, at 9:00 a.m. in Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will: (1) vote to elect four directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013; and (3) participate in an advisory vote to approve named executive officer compensation.

        This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 5, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 17, 2013

        The Securities and Exchange Commission has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to share owners in lieu of a paper copy of the proxy statement and related materials and the Company's 2012 Annual Report on Form 10-K. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

        The Notice and Proxy Statement, the Company's 2012 Annual Report on Form 10-K and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

 Who May Vote

        You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 19, 2013 (the "record date"). At the close of business on the record date, 164,470,101 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

        Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner's name, the share owner may cause its shares to be voted at the Annual Meeting in one of four ways:

Vote by Internet

        A share owner can choose to submit a proxy over the Internet at www.proxyvote.com. The deadline for submitting a proxy over the Internet is 11:59 p.m., Eastern Time, on May 16, 2013. In order to vote by Internet, the share owner should make sure it has the control number found on the proxy card, follow the voting instructions with respect to its shares and confirm that the instructions have been accurately recorded. If a proxy is submitted over the Internet, the share owner does not need to return the proxy card.

Vote by Telephone

        A share owner can also submit its proxy by telephone by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. The deadline for submitting a proxy by telephone is 11:59 p.m., Eastern Time, on May 16, 2013. To submit its proxy, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a proxy is submitted by telephone, the share owner does not need to return the proxy card.

Vote by Mail

        If the share owner chooses to submit its proxy by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote in Person

        A share owner can choose to vote in person at the Annual Meeting by ballot. At the meeting, the share owner will need to request a ballot to vote these shares.

        The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares.

        The proxy card lists each person nominated by the Board of Directors for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect the four nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2014, (b) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013, (c) to approve the compensation of the Company's named executive officers, and (d) in the discretion of the proxy holders as to any other business which may properly come before the meeting.

Revocability of Proxies

        Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (i) giving notice of revocation to the Company in writing or at the 2013 Annual Meeting, (ii) submitting a later dated proxy, or (iii) attending the meeting in person and voting at the meeting.

Vote Required to Approve Matters

        A quorum is the presence at the meeting of a number of shares, which are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. There must be a quorum for the transaction of business at the meeting. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

        Proposal One.    The By-Laws of the Company provide that all elections shall be had and all questions decided by a plurality vote; provided, however, that directors shall be elected in the following manner. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the share owners for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of electing directors, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director (with "abstentions" and "broker non-votes" not counted as votes cast as either "for" or "against" such director's election). In an election other than a Contested Election, share owners will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast "for" or "withhold" votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

        Proposal Two.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

        Proposal Three.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

Other Matters

        Management of the Company does not know of any matter that will be presented for action at the 2013 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should be properly brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

        The Company's Third Restated Certificate of Incorporation provides for the declassification of the Board of Directors over a three-year period beginning at the 2013 Annual Meeting as follows:

  •
  Prior to the election of directors at the 2013 Annual Meeting, the Board shall be divided into three classes of directors, Class I, Class II and Class III, with the directors in Class I having a term expiring at the 2013 Annual Meeting, the directors in Class II having a term expiring at the 2014 Annual Meeting and the directors in Class III having a term expiring at the 2015 Annual Meeting.

  •
  Commencing with the election of directors at the 2013 Annual Meeting, the Board shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2014 Annual Meeting and the directors in Class II having a term that expires at the 2015 Annual Meeting. The successors of the directors who, immediately prior to the 2013 Annual Meeting, were members of Class I and whose terms expire at the 2013 Annual Meeting shall be elected to Class I; the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class III and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class II with a term expiring at the 2015 Annual Meeting.

  •
  Commencing with the election of directors at the 2014 Annual Meeting, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2015 Annual Meeting. The successors of the directors who, immediately prior to the 2014 Annual Meeting, were members of Class I and whose terms expire at the 2014 Annual Meeting shall be elected to Class I for a term that expires at the 2015 Annual Meeting, and the directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I with a term expiring at the 2015 Annual Meeting.

        From and after the election of directors at the 2015 Annual Meeting, the Board shall cease to be classified, and the directors elected at the 2015 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

        The Board currently consists of eleven members, four of whom are Class I directors whose terms expire at this year's Annual Meeting, four of whom are Class II directors whose terms expire at the 2014

Annual Meeting, and three of whom are Class III directors whose terms expire at the 2015 Annual Meeting. All of the directors listed herein have served as directors since the last Annual Meeting.

Information on Nominees and Continuing Directors

        The Board, on the recommendation of the Nominating/Corporate Governance Committee, has nominated four persons for election as Class I directors to serve for a one-year term expiring at the Annual Meeting of share owners to be held in 2014 and until their successors have been elected and qualified. The four nominees of the Board are Jay L. Geldmacher, Albert P. L. Stroucken, Dennis K. Williams and Thomas L. Young, each of whom is currently serving as a director of the Company. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

        Following is information on the persons nominated for election to the Board at the 2013 Annual Meeting and the continuing directors:

Nominees—To be elected for terms expiring at Annual Meeting in 2014

Jay L. Geldmacher, Age 57	Director since 2009

Mr. Geldmacher has been an executive of Emerson Electric Company, a publicly traded diversified global manufacturing and technology company, since 1996. In 2007, Mr. Geldmacher was appointed the Executive Vice President and President, Network Power and Embedded Computing and Power Group. In that position, Mr. Geldmacher has full profit and loss responsibility for a group of Emerson's subsidiaries with a global presence. From 2006 to 2007, Mr. Geldmacher served as Group Vice President and President, Network Power Embedded Computing and Power Group. Prior to that, Mr. Geldmacher was President, Astec Power Solutions (1998–2006), and President, Astec Standard Power Worldwide (1996–1998). Mr. Geldmacher received a bachelor of science in marketing from the University of Arizona and an executive master of business administration degree from the University of Chicago. He currently serves on the board of the University of Arizona Business School since 2002 and Seagate Technology since 2012. Mr. Geldmacher's executive management experience, relevant experience with a public company specializing in manufacturing, familiarity with global distribution strategies and knowledge of accounting issues and financial reporting qualify him to serve on the Company's Board of Directors.

Albert P. L. Stroucken, Age 65	Director since 2005

Mr. Stroucken has been the President, Chairman of the Board and Chief Executive Officer of Owens-Illinois since December 2006. Mr. Stroucken became a member of the Owens-Illinois Board of Directors in August 2005. Prior to joining Owens-Illinois, Mr. Stroucken was with H.B. Fuller Company, a $1.5 billion manufacturer of adhesives, sealants, coatings, paints and other specialty chemical products. He was the President and Chief Executive Officer of H.B. Fuller from 1998 to 2006, and Chairman of the Board from 1999 to 2006. Prior to his work at H.B. Fuller, Mr. Stroucken was with Bayer Corporation as General Manager, Inorganics Division of Bayer AG from 1997 to 1998 and Executive Vice President and President of the Industrial Chemicals Division of Bayer Corporation from 1992 to 1997. Mr. Stroucken has held directorships at publicly traded companies for over 10 years and is currently a director of Baxter International, Inc. (since 2004). Through his extensive board and management service, Mr. Stroucken has obtained substantial business and financial expertise leading and operating large, complex corporations. Mr. Stroucken's long experience in manufacturing, his executive and board experience, his executive compensation and corporate governance training, and his leadership of Owens-Illinois over the past six years, qualify him to serve on the Company's Board of Directors.

Dennis K. Williams, Age 67	Director since 2005

Mr. Williams is retired since 2006, but has extensive executive experience prior to retirement. Previously, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products, as the Chairman of the Board from 2000 to 2006 and as President and Chief Executive Officer from 2000 to 2005. During his tenure with IDEX, Mr. Williams significantly upgraded the company's business processes and significantly increased shareholder value, resulting in the value of the stock tripling in six years. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and has been a director of AMETEK, Inc. (since 2006) and Actuant Corporation (since 2006). From 2001 to 2007, Mr. Williams was a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington's emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams' extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company's Board of Directors.

Thomas L. Young, Age 69	Director since 1998

Mr. Young is currently the President of Titus Holdings Ltd., a private investment company, which he joined in 2005. Prior to 2005, Mr. Young held various executive positions at Owens-Illinois, including Executive Vice President and Chief Financial Officer (2003–2004), Co-Chief Executive Officer (2004) and Executive Vice President, Administration and General Counsel (1998–2004). Mr. Young has obtained significant financial reporting expertise through his experience in corporate finance. Mr. Young also has extensive experience as a director on the boards of both private and public companies. Currently, Mr. Young is a director of Franklin Electric Co., Inc. (since 2005), HCR ManorCare Inc. (since 2008), SealPak Innovations, Inc. (since 2005) and The Windmill Trust and its affiliate Robeco General Partners Fund III Program LLC (since 2009). Previously, he has been a director of ManorCare, Inc. (1991–2007), Coherix, Inc. (2005–2008) and InvestLinc Group, LLC (2006–2007). Mr. Young has substantial training in corporate governance through his board memberships and received a Certificate of Director Education from the National Association of Corporate Directors. In addition, he has completed the Advanced Management Program at Harvard Business School and the Public Company Director Education and Certification Program at UCLA Anderson School of Management. Mr. Young received a bachelor of arts degree from St. John's College and a juris doctorate with honors from Notre Dame Law School; he is a member of the Ohio Bar. Mr. Young's business leadership skills, financial reporting expertise, executive and director experience, knowledge of corporate and securities laws and his extensive training, background and experience in board and corporate governance matters qualify him to serve on the Company's Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOUR NOMINEES IDENTIFIED ABOVE.

Continuing Directors—terms expire at Annual Meeting in 2014

Peter S. Hellman, Age 63	Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 38 years of financial analysis experience and has been involved with investor relations for over 30 years. Mr. Hellman was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Nordson is a global leader in providing capital equipment to the packaging industry. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and valuable expertise in corporate transactions. Mr. Hellman has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 16 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Holden Arboretum and LifeBanc. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Mr. Hellman's long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company's Board of Directors.

Anastasia D. Kelly, Age 63	Director since 2002

Ms. Kelly is a partner in the law firm of DLA Piper (since 2010). Prior to joining DLA Piper, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. from 2006 to 2010, and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003 and Fannie Mae, a financial services company, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly was a director of Saxon Capital from 2004 to 2008, is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly's broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company's Board of Directors.

John J. McMackin, Jr., Age 61	Director since 1994

Mr. McMackin is a principal and member of the executive committee of Williams & Jensen, PLLC, one of the nation's leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, corporate governance, financial regulation, environmental regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and a juris doctorate from Yale Law School. He is a member of the District of Columbia Bar. Mr. McMackin's legal expertise, knowledge of government and regulation and long experience in the glass container industry qualify him to serve on the Company's Board of Directors.

Hugh H. Roberts, Age 61	Director since 2007

Mr. Roberts is retired as of 2007. Prior to retiring, he was with Kraft Foods, Inc. for over 30 years, where he obtained profit and loss management and analysis experience and global experiences in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert's extensive business leadership skills, his management experience overseas in emerging markets and his substantial education in management and corporate governance issues qualify him to serve on the Company's Board of Directors.

Continuing Directors—terms expire at Annual Meeting in 2015

Gary F. Colter, Age 67	Director since 2002

Mr. Colter has been the President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002. Prior thereto, Mr. Colter had over 34 years of executive experience (27 years as a partner) at KPMG Canada, during which he developed valuable financial and accounting expertise while overseeing Canadian and global financial advisory services practices of KPMG. He served as the Vice Chair of KPMG Canada from 2000 to 2002, the Global Managing Partner, Financial Advisory Services, of KPMG International from 1998 to 2000 and the Vice Chairman of KPMG Canada from 1989 to 1998. During his long career in advisory services, Mr. Colter has led the restructurings of many major North American companies. In addition, Mr. Colter has extensive experience as a director on the boards of both private and public companies and regularly attends external continuing education offerings, and as a result has acquired substantial training in corporate governance. He is a director of CIBC (since 2003), Core-Mark Holding Company, Inc. (since 2004) and Revera Inc. (since 2005) and currently serves on the corporate governance committees of each of those boards. He also serves on the board of Canadian Pacific Railway Limited (since 2012). Previously, he was a director of Saskatchewan Wheat Pool (2003–2006). Mr. Colter received a bachelor of arts in business administration from the Richard Ivey School of Business, and is a Fellow Chartered Accountant. Mr. Colter's extensive business, financial and accounting experience and education, experience with a broad range of North America markets, financial reporting expertise, extensive director experience and corporate governance training qualify him to serve on the Company's Board of Directors.

Corbin A. McNeill, Jr., Age 73	Director since 2005

Mr. McNeill is the retired Chairman and Co-Chief Executive Officer (2000–2002) of Exelon Corporation, a natural gas and electric utility company that was formed in October 2000 by the merger of Peco Energy Company and Unicom Corporation. Prior to the merger, Mr. McNeill held numerous management positions with Peco Energy. He was the Chairman, President and Chief Executive Officer from 1997 to 2000, a Director and the President and Chief Operating Officer from 1990 to 1997 and Executive Vice President—Nuclear from 1988 to 1990. Through his significant management experience, Mr. McNeill obtained experience with strategic planning and performance management and government and regulatory relations. Mr. McNeill has varied experience as a director of public and private companies, and through his extensive board experience, he has obtained substantial training in corporate governance and board management and efficiency. Currently, he is a director of Associated Electric & Gas Insurance Services Ltd. (since 2000), Silver Spring Network (since 2005), and is Non-Executive Chairman of the Board of Directors of Portland General Electric (since 2005). Mr. McNeill also served as a director of Enron Corporation post-bankruptcy (2002–2005), Northwestern Corp. (2005–2006) and Ontario Power Generation (2004–2012). Mr. McNeill received a bachelor of science degree from the U.S. Naval Academy. He has completed post-graduate business administration courses at the University of California (Berkeley) and Syracuse University. Mr. McNeill has also completed the Executive Program at Stanford University. He has an honorary Ph.D. from Drexel University. He has been recognized by the World Nuclear Association and American Society of Mechanical Engineers for excellence in nuclear power strategy and management. Mr. McNeill's business management experience and skills, insight into government and regulatory relations, extensive director experience and corporate governance training qualify him to serve on the Company's Board of Directors. Mr. McNeill also serves as the Company's Lead Director.

Helge H. Wehmeier, Age 70	Director since 2005

Mr. Wehmeier is now retired, but was an executive with Bayer Corporation for almost 20 years. He served as the Vice-Chairman of Bayer from 2002 to 2004, and, prior thereto, President and Chief Executive Officer from 1991 to 2002. While with Bayer, Mr. Wehmeier obtained substantial merger and acquisition transactional and operation experience, as he oversaw the merger of three large companies in various industries into a single operating company. In addition, during his tenure Mr. Wehmeier maximized long-term value of Bayer and led the company to grow revenues from $5.5 billion to $11 billion. Prior to joining Bayer, Mr. Wehmeier was a member of the board of management of AGFA-Gevaert from 1987 to 1991, where he obtained experience running a worldwide business in a highly competitive consumer related business. Mr. Wehmeier has extensive experience as a director, and has served on the board of public companies since 1992. He is currently a director of PNC Financial Services Group, Inc. (since 1992) and was a member of the board of Terex Corporation (2002–2010). Through his board membership and executive experience, Mr. Wehmeier has acquired substantial training in corporate governance. Mr. Wehmeier was educated in Europe and is an alumnus of IMEDE Business School (Lausanne, Switzerland) and INSEAD Business School (Fontainebleau, France). Mr. Wehmeier's extensive experience as an executive of a public company, knowledge of and familiarity with international business markets, expertise in mergers and acquisitions, history of board membership and corporate governance training qualify him to serve on the Company's Board of Directors.

Board Leadership Structure and Role in Risk Oversight

        The Company has no fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Currently, these roles are combined with Mr. Stroucken serving as both the Chairman of the Board and the Chief Executive Officer. Mr. Stroucken possesses the detailed knowledge of the issues, opportunities and challenges facing the Company that makes him the Board's choice to be the Chief Executive Officer and to lead the day-to-day operation of the Company. The Board also believes that Mr. Stroucken is best positioned to be Chairman of the Board and to ensure that the Board's time and attention are focused on the most critical matters and to assist the Board in its role to oversee the execution of the Company's strategic plan.

        The Company's Corporate Governance Guidelines provide that the Chair of the Nominating/Corporate Governance Committee, who is an independent member of the Board, serve as Lead Director. In 2012, the Nominating/Corporate Governance Committee revisited the responsibilities of the Lead Director and approved changes to the Corporate Governance Guidelines (the "Guidelines") that reflected the full scope of the role served by the Lead Director. Pursuant to the Guidelines, the Lead Director:

  •
  acts as a key liaison with the Chief Executive Officer (the "CEO");

  •
  assists the Chairman of the Board and Secretary in setting the Board agenda, and determining what materials will be provided to directors in advance of Board meetings;

  •
  reviews the Board agenda to ensure the agenda items receive adequate time for discussion and deliberation;

  •
  directs management to distribute to directors materials that contribute to the Board's understanding of the Company's business or its oversight responsibilities;

  •
  determines when the Board should meet in executive session without management present; and

  •
  chairs executive sessions of the Board without management present, and communicates Board member feedback to the CEO.

        The current Chair of the Nominating/Corporate Governance Committee, Mr. Corbin A. McNeill, Jr., was appointed Lead Director effective December 8, 2006.

        The Company's non-management directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-management directors of the Board. The Board believes this approach effectively complements the Company's Board leadership structure. The non-management directors met six times in executive session in 2012 without management present. In addition, the independent directors met once in executive session in 2012. As provided by the Guidelines, the Lead Director or his designee presides at these executive sessions.

        The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board annually meets with the Company's regional presidents to review risk exposure with respect to the Company's strategic plans and objectives in order to improve long-term organizational performance.

Board Responsibilities

        The Board has the ultimate authority for overseeing the management of the Company's business. The Board also identifies and evaluates candidates for, and ultimately selects, the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their and the Company's performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

        The vast majority of the members of the Board are "independent" in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Jay L. Geldmacher, Peter S. Hellman, Anastasia D. Kelly, Corbin A. McNeill, Jr., Hugh H. Roberts, Helge H. Wehmeier, Dennis K. Williams and Thomas L. Young. In making this determination, the Board has determined that none of these directors has any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

        In 2005, the Board established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company's Common Stock having a value equal to five times the director's annual cash retainer. The directors have four years from the effective date of the policy or the date of joining the Board, if later, to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the "net profit shares" acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

        The Board currently consists of 11 members. Under the Company's Third Restated Certificate of Incorporation, the maximum size of the Board is 12 members. In accordance with the Company's By-Laws, the Board reduced the number of directors to 11 effective at the 2012 Annual Meeting.

Board Meeting Attendance

        In 2012, the full Board met ten times. Each member of the Board attended 85% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2012 averaged over 97% for directors as a group.

        The Company does not have a policy with regard to Board members' attendance at Annual Meetings, although members of the Board are encouraged to attend. All of the members of the Board attended the 2012 Annual Meeting.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, a copy of which is available on the Investor Relations section of the Company's website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company's website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company's website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

        The Nominating/Corporate Governance Committee (the "Committee") is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the "Policies and Procedures"), copies of which are available upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Pursuant to the Policies and Procedures, candidates for the Board must demonstrate strong leadership in their particular field, and have broad business experience and the ability to exercise sound business judgment. In addition, candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and be committed to serve on the Board for an extended period of time.

        The Committee will consider potential candidates for director who have been recommended by the Company's directors, the CEO, other members of senior management, and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Committee wants to move toward nomination, one or more members of the Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described below under the heading "2014 Annual Meeting of Share Owners."

        The performance of incumbent members of the Board is evaluated annually by the Committee. Incumbent directors who continue to satisfy the Committee's criteria for Board membership and whom the Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term. In that case, the Committee does not consider a vacancy to exist.

Code of Business Conduct and Ethics

        The Company has a Global Code of Business Conduct and Ethics (the "Code") that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

Communicating with the Board

        Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the Lead Director, any Board committee or any chair of any such committee. To communicate with the Board, the Lead Director, any individual directors or any group or committee of directors, correspondence should be addressed to the "Board of Directors" or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

Board Committees

        There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company's By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Committee Membership

        Directors serving on committees of the Board and the number of meetings held in 2012 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Oversight
Independent Directors:
Gary F. Colter(1)	X		X
Jay L. Geldmacher(2)	X
Peter S. Hellman	Chair	X
Anastasia D. Kelly(3)		X		Chair
Corbin A. McNeill, Jr.(4)		X	Chair
Hugh H. Roberts		Chair
Helge H. Wehmeier			X	X
Dennis K. Williams	X	X
Thomas L. Young(5)				X
Non-Independent Director:
John J. McMackin, Jr.				X
Management Director:
Albert P. L. Stroucken				X
Number of meetings in 2012	10	7	5	4

(1)
Mr. Colter served on the Audit and Nominating/Corporate Governance Committees during 2012. Effective May 2013, he will serve on the Compensation and Nominating/Corporate Governance Committees.

(2)
Mr. Geldmacher served on the Audit Committee during 2012. Effective May 2013, Mr. Geldmacher will serve on the Audit and Nominating/Corporate Governance Committees.

(3)
Ms. Kelly served on the Compensation Committee and chaired the Risk Oversight Committee during 2012. Effective May 2013, she will serve on the Nominating/Corporate Governance Committee and chair the Risk Oversight Committee.

(4)
Mr. McNeill served on the Compensation Committee, chaired the Nominating/Corporate Governance Committee and served as the Lead Director during 2012. Effective May 2013, he will continue to chair the Nominating/Corporate Governance Committee and serve as the Lead Director.

(5)
Mr. Young served on the Risk Oversight Committee during 2012. Effective May 2013, he will serve on the Audit and Risk Oversight Committees.

Audit Committee

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company's financial statements and internal controls; (b) the Company's compliance with legal and regulatory requirements; (c) the independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board, which sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        All members of the 2012 and 2013 Audit Committees meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board determined that Mr. Hellman, the chair of the Audit Committee, Mr. Colter, an Audit Committee member through April 2013, and Mr. Young, an Audit Committee member effective May 2013, are each qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission ("SEC") regulations and that all of the 2012 and 2013 Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

        The Compensation Committee assists the Board with respect to compensation of the Company's executive officers and directors. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated 1997 Equity Participation Plan, the Amended and Restated 2005 Incentive Award Plan, the Company's annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

        The Compensation Committee operates under a written charter adopted by the Board, which sets forth the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the 2012 and 2013 Compensation Committees is an "independent director" under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by share owners or the Board; (b) developing and recommending to the Board a set of corporate governance principles contained in the Company's Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (c) overseeing the evaluation of the Board and management of the Company; (d) taking a leadership role in shaping the corporate governance of the Company; (e) overseeing management succession planning and development; and (f) overseeing the Company's Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board which sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the 2012 and 2013 Nominating/Corporate Governance Committees is an "independent director" under the New York Stock Exchange listing standards.

        The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described below under the heading "2014 Annual Meeting of Share Owners."

Risk Oversight Committee

        The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company's risk management processes. The Risk Oversight Committee: (a) provides oversight of management's policies and activities relating to the identification, evaluation, management and monitoring of the Company's critical enterprise risks, including the major strategic, operational, regulatory, compliance, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the "Enterprise Risks"); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company's business; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company's ability to execute its strategic priorities and achieve its performance goals.

        The Risk Oversight Committee operates under a written charter adopted by the Board which sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (i) reviews and submits for Board approval the Company's Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (ii) reviews management's processes designed to identify, assess, manage, monitor and report the Company's significant Enterprise Risks; (iii) reviews, monitors and discusses with management the Company's significant Enterprise Risks and opportunities, including steps management is taking to assess and manage such risks and opportunities; (iv) reviews the Company's disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (v) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (A) any significant risks or exposures; (B) the steps management has taken to minimize such risks or exposures; and (C) the Company's underlying policies with respect to risk assessment and risk management.

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

        Each non-management director of the Company receives an annual retainer of $60,000, payable quarterly. Each non-management director also receives $2,000 for each Board meeting in which such director participates. The Chair of the Audit Committee receives an additional annual retainer of $20,000, the Chair of the Compensation Committee receives an additional annual retainer of $15,000, and each non-management director who serves as a chair of any other committee receives an additional annual retainer of $10,000. The Lead Director receives an annual retainer of $20,000 in addition to the annual retainer for service as chair of a committee. Each non-management director who serves as a member of a committee of the Board (including as chair) receives $2,000 for each committee meeting in which such director participates. In addition, each non-management director will receive each year on the date immediately following the date of the annual meeting of share owners, a grant of restricted stock units ("RSUs") under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. with respect to a number of shares of Common Stock having a fair market value on the date of grant equal to $85,000, rounded up or down to nearest whole share of Common Stock. RSUs will be 100% vested on the first anniversary of date of grant ("Normal Vesting Date"), or earlier upon a director's termination of membership by reason of the director's death, disability or retirement. In addition, upon a director's termination of membership for any reason other than death, disability, retirement or for cause, RSUs will vest pro rata on a daily basis based on number of days of service in the 12-month period from date of grant to normal vesting date. Any unvested RSUs are forfeited at termination of membership on the Board. Upon a director's termination of membership for cause all RSUs are immediately forfeited. Vested RSUs will be paid in shares of Common Stock, on a one for one basis, within 30 days after normal vesting date, or if earlier, within 30 days after termination of membership which constitutes a separation from service under Section 409A of the Internal Revenue Code. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

        The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors' fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies, plus one percent. Distributions from the plan are made in cash.

        The total compensation paid to non-management directors in 2012 is reflected in the following table.

DIRECTOR COMPENSATION IN 2012

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Gary F. Colter	$110,000	$85,001	$0	$195,001
Jay L. Geldmacher	100,000	85,001	0	185,001
Peter S. Hellman	134,000	85,001	0	219,001
David H. Y. Ho(1)	44,000	0	0	44,000
Anastasia D. Kelly	105,500	85,001	0	190,501
John J. McMackin, Jr.	88,000	85,001	0	173,001
Corbin A. McNeill, Jr.	154,000	85,001	0	239,001
Hugh H. Roberts	109,000	85,001	0	194,001
Helge H. Wehmeier	96,000	85,001	0	181,001
Dennis K. Williams	108,000	85,001	0	193,001
Thomas L. Young	90,500	85,001	0	175,501

(1)
Mr. Ho resigned from the Board effective May 10, 2012.

(2)
The cash amounts paid to each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer		Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter	$60,000	$0		$20,000	$30,000	$110,000
Jay L. Geldmacher	60,000	0		20,000	20,000	100,000
Peter S. Hellman	60,000	20,000		20,000	34,000	134,000
David H. Y. Ho	30,000	0		6,000	8,000	44,000
Anastasia D. Kelly	60,000	7,500	(a)	18,000	20,000	105,500
John J. McMackin, Jr.	60,000	0		20,000	8,000	88,000
Corbin A. McNeill, Jr.	60,000	50,000	(b)	20,000	24,000	154,000
Hugh H. Roberts	60,000	15,000		20,000	14,000	109,000
Helge H. Wehmeier	60,000	0		20,000	16,000	96,000
Dennis K. Williams	60,000	0		18,000	30,000	108,000
Thomas L. Young	60,000	2,500	(a)	20,000	8,000	90,500

  (a)
  Mr. Young served as the chair of the Risk Oversight Committee through the first quarter of 2012. Effective May 2012, Ms. Kelly served as the chair of the Risk Oversight Committee.

  (b)
  Pursuant to the recommendation of the Nominating/Corporate Governance Committee and after approval by the Compensation Committee, Mr. McNeill received an additional payment in 2012 of $20,000 as compensation for significantly enhanced duties performed as the Lead Director regarding the Board's oversight of the Company's development of its three-year strategic plan.

(3)
Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board ("FASB") ASC 718. Each non-management director held 3,892 restricted stock units as of December 31, 2012.

(4)
As of December 31, 2012, Ms. Kelly and Mr. McMackin each held 5,000 fully vested and exercisable options.

Related Person Transactions

        The Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company's Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee will review and recommend to the full Board the approval or ratification of related party transactions. In conducting its review, the Nominating/Corporate Governance Committee takes into account the following factors, provided in writing in the Corporate Governance Guidelines: the related person's connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

        During 2012, the law firm of Williams & Jensen, PLLC, of which Mr. McMackin is a principal, billed the Company approximately $500,000 for legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Nominating/Corporate Governance Committee, the Board ratified the Company's 2012 engagement of Williams & Jensen, PLLC.

Compensation Committee Interlocks and Insider Participation

        During 2012, the following directors served on the Compensation Committee of the Board: Peter S. Hellman, Anastasia D. Kelly, Corbin A. McNeill, Jr., Hugh H. Roberts (Chair) and Dennis K. Williams. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company's directors served as an executive officer at any time during 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2012 was a year of significant achievements and further evolution of the Company's strategy. Major highlights for 2012 included:

  •
  Adjusted earnings were up nearly 9% compared with the prior year (see Appendix A);

  •
  Cash provided by continuing operating activities less additions to property, plant and equipment increased more than 30% compared with 2011;

  •
  Disciplined capital allocation helped the Company to reduce its total debt by $260 million; and

  •
  The Company initiated a share repurchase program to return cash to share owners.

        During 2012, the Compensation Committee of the Board (the "Committee") took several actions to support the Company's commitment to paying for performance and creating share owner value:

  1.
  Increased the portion of long-term incentive opportunities awarded in the form of performance shares from 40% to 50% to further reinforce the performance orientation of the Company's incentive compensation programs.

  2.
  Enhanced the weight of underlying free cash flow (from 30% to 50% for overall Company performance) in the annual incentive program. According to a survey of the investment community, growth in underlying free cash flow is the Company's key driver for generating share owner value.

  3.
  Better aligned the compensation peer group with the Company's business profile and financial size (revenue, assets, and market capitalization) and removed certain firms that were acquired.

  4.
  Paid 74.1% of the 2012 annual incentive target to the CEO and the other Named Executive Officers ("NEOs"), as the Company achieved above the target level for the EBIT margin goal and generated underlying free cash flow between threshold and target levels. Net sales fell short of the threshold level.

  5.
  Awarded 2010–2012 performance shares at 48.26% of the target. The Company achieved its target return on invested capital for the period, but did not meet the threshold level for earnings per share.

  6.
  Amended the Addendum to Insider Trading Policy (at the January 2013 meeting) to prohibit the Company's directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt.

Compensation Principles

        The Committee approves executive compensation programs which are designed to align executive pay with share owner interests and the annual and longer-term performance of the Company. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

  •
  Targeting total direct compensation for the NEOs at the market median and regularly evaluating pay versus market using peer company and survey comparisons;

  •
  Ensuring that a majority of target compensation for each NEO is "at risk";

  •
  Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

  •
  Completing regular risk assessments to evaluate the Company's overall executive compensation practices and processes.

Say on Pay Votes

        In their 2012 Say on Pay vote, the Company's share owners approved its executive compensation program with a 97% approval rating. The Committee believes that the results of this vote affirmed share owner support of the Company's executive compensation philosophy, policies, and practices, and therefore did not make significant changes to its approach in 2012. Although, the enhancements mentioned above did strengthen the connection between executive compensation and Company performance.

        The Committee continues to believe that, overall, the Company's compensation programs are well aligned with both share owner interests and the competitive market, and are designed to reward overall Company and individual performance. The Committee will regularly review compensation programs to ensure such alignment continues.

Compensation and Governance Practices

        The Company's executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of those the Company does not practice.

What the Company Does

        Stock Ownership and Retention Policies:    The Company's Stock Ownership Guidelines require executives to own Company stock valued at a multiple of base salary, ranging from 1.5 times salary for designated key leaders to 5 times salary for the CEO, within five years of the time the individual becomes subject to the guidelines. In addition, the Committee has implemented share retention guidelines that require covered employees to retain 75% of the "net profit shares" acquired from option exercises and shares that vest until the ownership guidelines are met. As of the most recent measurement date, June 30, 2012, all NEOs exceeded or were on track to meet these requirements.

        Mitigation of Risk:    The Company's compensation plans have provisions to mitigate undue risk, including caps on the maximum level of payouts, extended vesting provisions, varied performance measurement periods, multiple performance metrics, and processes to identify risk. The Company does not believe any of its compensation programs create risks that are reasonably likely to have a material adverse impact on the Company. In addition, the Committee's executive compensation consultant conducted a risk assessment of the Company's executive compensation practices and concluded that the Company does not employ any practices that would cause significant share owner concern.

What the Company Does Not Do

        No Excise Tax Gross-Ups:    Effective in 2012, all excise tax gross-ups have been eliminated.

        No Current Payment of Dividend Equivalents on Unvested Long-Term Incentives:    Dividend equivalents on unvested restricted stock units are only paid out to the extent that the underlying award is ultimately earned.

        No Repricing of Underwater Stock Options:    Company plans do not permit the repricing or exchange of underwater stock options without share owner approval. The Company has never repriced underwater stock options.

        No Permitted Hedging of Ownership of Company Stock, Including Trading in Publicly-Traded Options, Puts, Calls, or Other Derivative Instruments Related to Company Stock or Debt:    The Company amended its Addendum to Insider Trading Policy to prohibit the Company's directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt.

        This Compensation Discussion and Analysis describes the material elements of the compensation of the Company's NEOs, the objectives and principles underlying executive compensation programs, the Company's recent compensation decisions, and the factors considered in making those decisions. The Company's NEOs for 2012 were:

Name	Position
Albert P. L. Stroucken	President, Chairman of the Board and Chief Executive Officer
Stephen P. Bramlage, Jr.(1)	Senior Vice President and Chief Financial Officer
James W. Baehren	Senior Vice President and General Counsel
Edward C. White(2)	Former Senior Vice President and Chief Financial Officer

(1)
Mr. Bramlage, who had been serving as President, O-I Oceania and Asia Pacific, assumed the position of Senior Vice President ("SVP") and Chief Financial Officer effective June 1, 2012.

(2)
Mr. White served as SVP and Chief Financial Officer until his retirement from the Company on May 31, 2012.

Compensation Benchmarking

        In determining total compensation levels for the NEOs, the Committee reviews competitive market remuneration data. For comparisons of compensation opportunities with the market, the Committee uses a blend of proxy data from a group of comparator companies and data from published surveys. Data on base pay, annual incentives and long-term incentives are viewed individually and in the aggregate when reviewing total compensation levels.

Comparator Group Companies

        The group of comparator companies is selected primarily from companies in the packaging and manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors.

        During 2012, the Committee, with input from its executive compensation consultant, removed five companies from the comparator group and added three companies, reducing the total number from 18 to 16 as indicated in the following table. The companies that were added to the comparator group were selected because they have significant packaging businesses and resemble the Company in size.

Company	Industry	Revenue (millions)	Market Cap 12/31/12 (millions)
Ball Corp.	Metal & Glass Containers	$8,736	$6,878
Bemis Inc.	Paper Packaging	5,139	3,453
Crown Holdings Inc.	Metal & Glass Containers	8,470	5,303
Dana Holding Corporation	Auto Parts & Equipment	7,224	2,312
Eaton Corp.	Electrical Components & Equip.	16,311	18,307
Graphic Packaging Holding*	Paper Packaging	4,337	2,543
Greif Inc.*	Metal & Glass Containers	4,270	2,109
Ingersoll-Rand Co. Ltd.	Industrial Machinery	14,035	14,513
MeadWestvaco Corp.	Paper Products	5,459	5,569
Owens Corning	Building Products	5,172	4,372
Parker Hannifin Corp.	Industrial Machinery	13,146	12,689
Rock-Tenn*	Paper Packaging	9,208	4,956
Sealed Air Corp.	Paper Packaging	7,648	3,404
Silgan Holdings Inc.	Metal & Glass Containers	3,588	2,875
Sonoco Products Co.	Paper Packaging	4,786	2,994
TRW Automotive Holdings Corp.	Auto Parts & Equipment	16,444	6,549
Median		7,436	4,664
Owens-Illinois, Inc.	Metal & Glass Containers	7,000	3,500

*
indicates companies added to the comparator group in 2012

        The five companies that were removed from the comparator group are listed below. Temple Inland Inc. was removed because it was acquired by International Paper in 2012. The other four companies were removed because of size and/or business model differences that made them less relevant comparators for the Company.

Company	Industry	Revenue (millions)	Market Cap 12/31/12 (millions)
Cummins Inc.	Construction & Farm Machinery	$17,334	$20,424
Illinois Tool Works	Industrial Machinery	17,924	28,182
PPG Industries	Diversified Chemicals	15,200	20,756
Praxair Inc.	Industrial Gases	11,224	32,521
Temple Inland Inc.	Paper Packaging	n/a	n/a

Survey Sources

        The Committee considers data published in executive compensation surveys from companies of similar size to the Company with a focus on the durable goods manufacturing sector. All survey data have been adjusted to reflect total company or applicable business unit revenues.

        For 2012, the following survey sources were used:

  •
  Towers Watson, Survey Report on Top Management Compensation, 2011/2012

  •
  Mercer, Mercer Benchmark Database, 2012

 Compensation Program Overview

Total Direct Compensation

        Total direct compensation is the combination of base pay, annual incentive and long-term incentives. The Company's compensation strategy is to position target total compensation levels at or near the 50th percentile of the market. An NEO's total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO's total direct compensation to ensure overall alignment with the Company's compensation philosophy and principles. For 2012, the target pay opportunity of the NEOs was generally at, or somewhat below, the market median.

        It is the Company's philosophy that a significant portion of the target compensation opportunity provided to the NEOs be "at risk"—that is, linked to the Company performance and/or the price of the Company's stock. The CEO had approximately 85% of his target total direct compensation "at risk" in 2012. The other NEOs had approximately 66% of their target total direct compensation "at risk" in 2012.

Compensation Mix: CEO

Compensation Mix: Other NEOs

        The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriate performance objectives, and regularly testing the relationship between pay and performance.

Base Pay

        The base pay program is designed to ensure the Company's ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries according to current market conditions, Company performance, individual performance, previous experience, future potential, and the results of benchmarking against market data.

        Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors. In 2012, the merit budget for the United States was 2.5% and the Committee approved base pay increases, effective April 1, 2012, of 2.5% for Messrs. Bramlage and Baehren. The Committee elected to keep Mr. Stroucken's base salary, which is market competitive, at the 2011 level. Mr. White did not receive an increase due to his upcoming retirement. The Committee approved a 15% base pay increase for Mr. Bramlage upon his appointment as Senior Vice President and

Chief Financial Officer, effective June 1, 2012. This positioned him somewhat below the market median, reflecting the fact that he was new to the role.

Annual Incentive

        The annual incentive is designed to promote the achievement of short-term financial results and motivate individual performance.

Measures

        The Committee reviews and approves the measures for the Senior Management Incentive Plan ("SMIP") each year. For 2012, the Committee decided to continue to use net sales and EBIT margin as it did in 2011. The Committee modified the free cash flow measure used in 2011 for 2012 in order to addback the additional capital spending in China that the Company made to replace capacity lost due to Chinese government requirements to return land to the government in certain urban areas. The measures used in the 2012 SMIP are shown on the following table:

Measure	Definition
Net Sales (formerly referred to as sales revenue)	Third party net sales as reported annually in the Company's Consolidated Results of Operations, adjusted for changes in foreign currency exchange rates
EBIT Margin

Segment operating profit divided by segment sales—segment operating profit consists of consolidated earnings from continuing operations before interest income, interest expense and provision for income taxes and excludes charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, as well as certain retained corporate costs

Underlying Free Cash Flow (Segment Cash for Regions)

Cash provided by continuing operating activities less additions to property, plant and equipment from continuing operations plus the addback of capital spending in China to replace capacity lost due to Chinese government requirements, adjusted for changes in foreign currency exchange rates

        In calculating the results against each performance measure, the impact of acquisitions is excluded and foreign currency amounts are translated at predetermined rates to avoid unanticipated effects of exchange rate fluctuations. The Committee believes the plan measures align with the Company's strategic objectives and share owner value creation based on discussions with its investors and supported by analyses of short- and long-term value creation. If the Company performs well on these measures, the Committee expects that share owners will have the opportunity to benefit from the value created.

Funding

        The Company must exceed performance thresholds against established targets for net sales, EBIT margin, and underlying free cash flow in order to fund an annual incentive pool. Each measure stands alone and may result in incentive pool funding. At management's suggestion, the Committee elected to increase the weighting on the underlying free cash flow metric to support the Company's focus on generating consistent cash flow.

        Once the pool is funded, 80% of each participant's award is determined based on financial results, while the Committee can adjust the remaining 20% based on the achievement of personal objectives.

        The awards for Messrs. Stroucken, Bramlage for the portion of the time he served as SVP and Chief Financial Officer, Baehren, and White were determined by the financial results of the Company as a whole. The award for Mr. Bramlage for the time he served as President, O-I Oceania and Asia Pacific was based 50% on the results of the O-I Oceania sub business unit and 50% on the financial results of the Company as a whole.

Performance Targets and Results

        The Committee reviews and approves the financial targets set for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors.

        For 2012, the targets and actual results for the Company as a whole were as follows (dollars in millions):

	Weight	Threshold	Target	Maximum	Actual	Payout (as % of Target Award)
Underlying Free Cash Flow $	50%	$250	$340	$430	$319	38.1%
EBIT Margin %	30%	11.2%	11.7%	12.2%	11.8%	36.0%
Net Sales $	20%	$7,250	$7,470	$7,675	$7,077	0.0%

Total Payout (as % of Target Award)						74.1%

Individual Target Opportunities and Payouts

        Target awards for each NEO are expressed as a percentage of base pay based on the market competitiveness and considering the company's overall median pay philosophy. Achievement of threshold financial performance would imply funding of 0% of the target opportunity, while maximum performance would yield a payout of 200% of the target. For 2012, the target awards, and payouts based on the 2012 performance, were as follows:

Name	Target	Actual Payout
	(% of base pay rate)	(% of base pay earned)
Albert P. L. Stroucken	150%	111.2%
Stephen P. Bramlage, Jr.(1)	65%/75%	89.5%/61.1%
James W. Baehren	65%	48.2%
Edward C. White(2)	80%	56.3%

(1)
Mr. Bramlage had a 65% target while President, O-I Oceania and Asia Pacific and a 75% target as SVP and Chief Financial Officer. The actual payout for Mr. Bramlage for the time he served as President, O-I Oceania and Asia Pacific was based 50% on the performance targets and actual results for the Company as a whole (74.1% of the target award) and 50%

  on the performance targets and actual results of the O-I Oceania sub business unit (176.2% of the target award).
  Mr. Bramlage received a discretionary award adjustment of an additional 10% of the calculated award to recognize his outstanding performance in 2012 as President, O-I Oceania and Asia Pacific, and as SVP and Chief Financial Officer.

(2)
Mr. White received a prorated award based on time worked prior to retirement.

Long-Term Incentives

        Long-term incentive compensation ("LTI") is delivered solely in the form of equity, which serves to further align NEOs' interests with share owner interests. This component of the executive compensation package rewards each NEO's current contributions to the Company and provides motivation to achieve the Company goals, drives share owner value over time and is an important retention tool.

Equity Mix

        NEOs receive a combination of performance share units, stock options and restricted stock units. For 2012, the Committee elected to increase the portion of the award delivered in the form of performance share units from 40% to 50% in order to further focus executives on achieving long-term financial goals. The remainder of the targeted LTI value is balanced between stock options and restricted stock units and is intended to balance incentive opportunities with share owner alignment and retention considerations. The Committee believes that delivering the award value via three forms of equity provides a balanced incentive program that also limits compensation plan risk. The allocation among the three forms of equity incentives in 2012 was as follows:

Vehicle	2011 Grant Mix	2012 Grant Mix
	(as a % of target LTI)	(as a % of target LTI)
Performance Share Units	40%	50%
Stock Options	40%	25%
Restricted Stock Units	20%	25%

        Performance share units and stock options have a strong pay for performance orientation. They are a large enough portion of overall potential compensation to have a meaningful impact on the NEO's total realized compensation depending on Company performance and total share owner return. Restricted stock units are intended to foster long-term retention of the Company's NEOs, while still providing alignment of compensation with share owners. The use and overall weighting of performance share units focuses executives on fundamental long-term financial goals in addition to stock price performance. This combination of long-term incentive awards, along with the Company stock ownership guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

        Each year, the Committee determines an overall equity award, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for the individual officers, and also considers the overall dilutive impact of shares granted to the entire employee population.

        The 2012 review of market practices indicated that prior year's target LTI awards were below market levels, resulting in target total direct compensation at or below the market median. Based on the market data, individual and Company performance, and executive retention concerns, the Committee approved the NEOs receiving equity grants with the following fair market values for 2012, which, although closer to market levels, were still below the market median:

Name	Target
Albert P. L. Stroucken	$4,500,000
Stephen P. Bramlage, Jr.	600,000
James W. Baehren	600,000
Edward C. White(1)	341,250

(1)
The award for Mr. White was adjusted to consist of one-third stock options and two-thirds performance share units, and exclude the portion that was to be delivered as restricted stock units, as the restricted stock units would be forfeited upon retirement.

        The amount ultimately earned under this plan for stock options and restricted stock units will be a result of the performance of the Company's stock. The amount earned for performance share units will be a result of the performance of the Company's stock as well as the Company's performance against pre-established three-year financial goals.

Performance Share Units

        Performance share units are meant to reward financial performance of the Company over a three-year cycle. Grants made in 2010 had a performance cycle of January 1, 2010—December 31, 2012; 2011 grants have a performance cycle of January 1, 2011—December 31, 2013; 2012 grants have a performance cycle of January 1, 2012—December 31, 2014.

        Aside from certain exceptions, performance share units do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria for each three-year performance cycle are approved by the Committee at the grant date. The performance share units granted in 2010, 2011 and 2012 measure the Company's performance over three-year periods based on return on invested capital ("ROIC", calculated as EBIT, times one minus the Company's tax rate, divided by the sum of total debt and total share owners' equity), and earnings per share ("EPS", calculated as diluted earnings per share from continuing operations before asbestos-related charges and other items that are not representative of ongoing operations). The threshold, target and maximum values for the performance criteria are determined considering the Company's true cost of capital and market expectations for earnings growth.

        The ROIC and EPS measures are equally weighted. No award is earned if performance against both targets is below the threshold level relative to the targets established by the Committee for the three-year period. If performance against either or both of the targets meets or exceeds the threshold level, NEOs can earn from 0% to 200% of the award granted for the 2011 and 2012 grants (2010 grants have a maximum payout of 150%). The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

        To determine the number of performance share units to grant, 50% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and Common Stock price of $30.00, the number of performance share units granted would be calculated as follows:

$100,000 X 50% = $50,000 / $30.00 = 1,667 performance share units

        If the performance goals are met at the end of the performance period, performance share units are paid out in an equivalent number of shares of Common Stock.

        The Committee has discretion to make changes in the performance goals based on certain one-time events, accounting / tax rule changes, changes to capital structure, and / or extraordinary items that do not accurately represent the Company's operating performance.

        For the 2010-2012 performance cycle, performance was below the minimum payout threshold for EPS but near target for ROIC. Total LTI payout was therefore 48.26%.

	Threshold	Target	Maximum	Actual	Payout %
ROIC	9.88%	11.88%	12.88%	11.81%	48.26%
EPS	$3.02	$3.20	$3.57	$2.64	0.0%

Stock Options

        To determine the number of stock options awarded, 25% of the total LTI award value is divided by the Black-Scholes value of the option on the date of the grant. For example, assuming an overall LTI award of $100,000, Common Stock price of $30.00, and Black-Scholes value of the option of $14.00, the number of options granted would be calculated as follows:

$100,000 X 25% = $25,000 / $14.00 = 1,786 options

        Stock options granted under the LTI program vest 25% on each of the four anniversaries following the grant date. The options expire after a term of seven years.

Restricted Stock Units

        To determine the number of restricted stock units awarded, 25% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall total LTI award of $100,000 and Common Stock price of $30.00, the number of restricted stock units granted would be calculated as follows:

$100,000 X 25% = $25,000 / $30.00 = 833 restricted stock units

        Restricted stock units vest 25% on each of the four anniversaries following the grant date.

Bonuses

        After considering the personal performance and contributions of the NEOs in 2012, the Committee elected to provide Messrs. Stroucken, Bramlage and Baehren with a bonus listed in the table below. In particular, the Committee considered the work of the NEOs to redirect the strategy of the Company and to generate cash flow that allowed a significant prepayment to the U.S., U.K. and Canadian pension plans.

The award reflected in the table below for Mr. White recognized the successful transition of chief financial officer responsibilities upon his retirement.

Name	Bonus Amount
Albert P. L. Stroucken	$407,537
Stephen P. Bramlage, Jr.	67,819
James W. Baehren	69,115
Edward C. White	35,608

Assessment of Pay and Performance

        To assess the alignment of pay and company performance, the Committee annually compares the Company's performance and the NEOs' pay to pay and performance at the comparator companies. Pay, calculated as actual and estimated payouts, and performance are evaluated for historical one-year and three-year periods. For the 2012 assessment, the executive compensation consultant's conclusion was that the CEO's and other NEOs' one-year (2011) compensation was largely aligned with the Company's performance. However, although the three year (2009–2011) compensation for the other NEOs was also largely aligned with the Company's performance, pay and performance were less aligned for the CEO, where pay was positioned above performance levels.

        For this purpose, one-year total cash compensation included base salary and annual incentive payouts for 2011. Three-year realizable pay included all base salary, annual incentive payouts, and the estimated realizable value (i.e., award level multiplied by the closing price of the Company stock on December 31, 2011) of all LTI awards made to the NEOs during fiscal years 2009, 2010 and 2011. Historical Company performance was evaluated on the key financial metrics that are included in the Company's SMIP and LTI programs, including: net sales, EBIT margin, underlying free cash flow, earnings per share growth, and return on invested capital for the same period. In addition, total share owner return performance was evaluated to assess pay alignment with share owner outcomes. These metrics were chosen as they strike a balance between growth and return measures, offer an external investor perspective (i.e., total shareholder return "TSR"), and describe the Company's bottom-line business performance and capital efficiency.

        The study showed that the Company's performance relative to the comparator companies was near the 20th percentile for 2011 and at the 0 percentile for the three-year period 2009–2011. Overall the study indicated that the compensation realizable by the CEO and the other NEOs was generally aligned with the performance of the Company, in both the one-year and three-year periods. The Committee did, however, elect to not pay a 2011 annual incentive to the CEO and the other NEOs and also elected to not provide the CEO with a pay increase for 2012.

  •
  1-Year performance includes: 2011 Revenue Growth, EBIT Margin, Cash Flow from Operations Growth and TSR

  •
  1-Year actual total cash compensation includes: 2011 base salary plus actual bonus paid in 2012 for 2011 performance

  •
  3-Year performance includes: 2009- 2011 EPS Growth, average ROIC and TSR

  •
  3-Year realizable pay includes: 3-year average base salary plus 3-year average actual annual incentive plus realizable value of LTI* granted in 2009, 2010, and 2011 as of 12/31/11

Equity Grant Practices

        The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall amount (dollar value) of equity available for awards during the upcoming year's grant cycle. In making a proposal to the Committee, the Company reviews prior year grants, current competitive market data, run rate and total potential dilution data, and each executive officer's overall compensation package in relation to the market. Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria. The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval (or the last business day prior to the grant date if the grant date falls on a non-business day).

        The Committee has adopted March 7 of each year as the approval date and the date of grant for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs.

*
Defined as in the money value of stock options, full-value of service-based restricted stock/restricted stock units and full value at target performance levels of performance-based awards with stock prices as of 12/31/11

 Stock Ownership and Share Retention Guidelines

        The Company has stock ownership guidelines for all of the NEOs. The guidelines are as follows:

  •
  Chairman & Chief Executive Officer—5 times base salary

  •
  Senior Business / Function Leaders—2.5 times base salary

  •
  Other Key Leaders (as designated by CEO)—1.5 times base salary

        The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance share awards (at target), and 401(k) holdings all count as shares owned. In addition, the Committee has also implemented share retention guidelines. These guidelines state that until the stock ownership guidelines are met, NEOs are required to retain 75% of the "net profit shares" acquired from option exercises, or vested restricted stock units or performance share units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

        The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays of promotions and / or future compensation increases.

        Ownership achievement against guidelines is measured at June 30 each calendar year, based on a 200-day moving average of the stock price. For 2012, all of the NEOs exceeded or were on track to meet their current ownership guidelines, as shown below:

	Expected Ownership Level June 30, 2012 (as a multiple of salary)	Actual Ownership Level June 30, 2012 (as a multiple of salary)
Albert P. L. Stroucken	5.0 × salary	16.9 × salary
Stephen P. Bramlage, Jr.	2.5 × salary	2.0 × salary
James W. Baehren	2.5 × salary	6.1 × salary

        Mr. White retired prior to the ownership review.

Anti-Hedging Policy

        For 2013, the Company amended the Addendum to Insider Trading Policy to further tighten controls by prohibiting the Company's directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt.

Risk Assessment

        In 2012, the Committee engaged Mercer (US) Inc. ("Mercer") to conduct a risk assessment of the Company's executive compensation practices and the relationship between its executive compensation program design and organizational risk. This risk assessment concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives and reviewed and discussed this assessment with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company.

        In reaching this conclusion, the Company took into account that several items mitigate the Company's level of risk exposure, such as:

  •
  The Company's business model and related incentive plans are generally consistent across all of its regions; none contributes more than half of the Company's revenues or operating profits;

  •
  The Company has a balanced mix of LTI vehicles and its pay mix is generally consistent with peer practices;

  •
  A direct cap on payouts (i.e. 200% of target for SMIP and 200% of target for performance shares) and the Committee's ability to adjust performance goals and bonus payouts help limit risk;

  •
  The Company's short-term and long-term incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation, and capital efficiency;

  •
  Target setting considers internal budgeting and external market factors; and

  •
  Multiple LTI equity vehicles, stock ownership guidelines, and share retention requirements align the interests of NEOs and share owners.

Tax Deductibility under 162(m)

        Under U.S. Federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1,000,000 to certain NEOs based in the U.S. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by share owners and meet other requirements. The Company intends to qualify its incentive compensation programs for full corporate deductibility, to the extent feasible and consistent with its overall compensation goals. The Company believes its annual incentives, as well as stock options and performance share unit awards under its equity plan, will qualify for full deductibility as performance-based compensation. However, the Company may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve the Company's compensation objectives and to protect share owner interests.

Employment Agreements

        The Company entered into an employment agreement with the CEO with an effective date of December 4, 2006, the terms of which were disclosed on Form 8-K/A dated November 28, 2006. This agreement was amended and restated with an effective date of January 1, 2012, the terms of which were disclosed on Form 8-K dated October 26, 2011. The Company has entered into severance agreements with certain officers, including the other NEOs listed in the Summary Compensation Table. These agreements entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company in the event of a not-for-cause termination of the participant. The agreements provide for termination of employment at any time, with or without cause, and further provide that the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion.

 Health and Welfare and Retirement Benefits

        The Company maintains a comprehensive health and welfare benefits plan for all its U.S.-based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

        The Company also maintains life insurance benefits for its NEOs who were officers prior to 2006. Six months and one day after retirement, the paid-up policy is distributed to the NEO. The retiring NEO also receives a tax reimbursement for the value of the policy. In 2006, the Company closed this plan to new entrants. NEOs hired in the U.S. after December 31, 2005 are covered by a term life policy. The term life policy may be converted, at the participant's expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

        The U.S. Salary Retirement Plan (a defined benefit pension plan), was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post-December 31, 2004, however, are only eligible to be paid on an annuity basis. As a qualified plan, benefits are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan (SRBP). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Stroucken accrues a benefit under this plan pursuant to the terms of his employment agreement.

        The Stock Purchase and Savings Program ("SPASP") is a defined contribution plan, provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. For participants hired after December 31, 2004 who are not eligible to participate in the U.S. Salary Retirement Plan, the Company also makes a base contribution to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

        For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to the IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan ("EDSP"). This plan allows for deferrals on a pre-tax basis. The investment funds available are the same as those in the SPASP, with the exception of grandfathered deferrals into the cash account (for Messrs. Baehren and White).

Other Benefits

        The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include an automobile allowance (for Messrs. Stroucken, Baehren and White only), executive physicals, financial planning and tax preparation, and restricted personal use of the Company aircraft. Under Board policy, for security reasons, the Company's chief executive officer generally uses the Company aircraft for both business and personal travel. Per the terms of his employment agreement, Mr. Stroucken's personal use of the Company aircraft is limited to 50 hours per year, and he has agreed to reimburse the Company for any personal use of the Company's aircraft in excess of that 50 hours per year limit. Personal use of the Company aircraft by any other NEO requires the approval of the CEO.

        The following table shows the benefits and perquisites provided to each NEO:

Company Benefits & Perquisites	Value Provided by the Company	Stroucken	Bramlage	Baehren	White

Health & Welfare—US Executives
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X
Retiree Medical				X	X
Supplemental Whole Life (hired prior to 2006)	3x Base Salary			X	X
Supplemental Term Life (hired after 2006)	3x Base Salary	X	X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service			X	X
Stock Purchase & Savings Program (DC2)	2% Base Salary[6]	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 8% Base Salary[8]	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X		X	X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	2% Base Salary[6]		X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 8% Base Salary[8]		X	X	X
Perquisites
Car Allowance	$2,000 per month	X		X	X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X
Physical Examination	Up to $3,500 per year (single provider in Toledo)	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year	X

1.
DB = Defined Benefit (e.g., pension plan)

2.
DC = Defined Contribution (e.g., 401(k) plan)

3.
Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continue to accrue benefits

4.
Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

5.
Pay = average annual earnings above the Social Security wage rate at retirement

6.
For participants hired after December 31, 2004, the Company contributes 2% of the participant's base salary (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 2% of the participant's base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

7.
For deferrals prior to January 1, 2009, interest compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody's A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company's qualified 401(k) plan based on individual investment elections.

8.
The Company matches 50% of the participant's contribution to the Stock Purchase & Savings Program up to the first 8% of the participant's base salary (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant's contribution up to the first 8% of base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

        Due to existing contractual arrangements, gross-ups on payments made for executive life insurance and secular trust benefits have been continued only for those participants already covered by such benefits. Messrs. Baehren and White are eligible for gross-ups on the annual economic value of an executive life insurance benefit; Mr. Baehren is eligible for gross-ups on payments made into his secular trust arrangement. These benefits are not available to new entrants. The Committee had previously reviewed the existing arrangements and determined that it was not in the share owners' best interest to incur the costs to eliminate these contractually based benefits for those who were eligible.

        The Company previously eliminated all tax gross-ups on personal use of Company aircraft, financial planning and tax preparation.

Roles and Responsibilities

        There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board's responsibilities relating to compensation of the Company's executive officers. See description of the Committee above under the heading "Board Committees."

Executive Compensation Consultant

        To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. For 2012 the Committee engaged Mercer as its executive compensation consultant. Mercer provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company's executive compensation programs including various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company's executive compensation programs.

        During 2012 specifically, Mercer supported the Committee by: (i) providing competitive market data on compensation for executives; (ii) conducting the study on historical pay and performance versus the Company's comparator group; (iii) providing advice with respect to executive compensation matters, including annual and long-term incentive programs, share utilization and pay mix; and (iv) advising the Committee about regulatory and legislative updates. The fees paid to Mercer for providing such consulting services to the Committee in 2012 were $273,187.

        In its capacity as the executive compensation consultant to the Committee, Mercer reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee's direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations, and prior to presentation for final approval.

        With the full knowledge of the Committee, the Company has engaged Mercer to provide other consulting services to the Company from time to time. Accordingly, the Committee and Mercer have agreed upon certain specific protocols, including reporting relationships, sharing of information and recommendations with management, and the role and responsibilities of the lead executive compensation consultant, to avoid the potential for conflicts of interest. The Company does not use Mercer for executive compensation advice. The Committee annually receives information relating to all services that Mercer provides to the Company and fees that Mercer receives for such services. The aggregate fees for Mercer's consulting services to the Company (other than those for executive compensation consulting services to the Compensation Committee) for 2012 were $299,678.

        The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and Mercer and the individuals at Mercer providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

  •
  provision of other services by Mercer;

  •
  amount of fees paid by the Company to Mercer, and those fees as a percentage of total MMCo's (Mercer's parent company) revenue;

  •
  Mercer's Global Business Standards, which represent the policies and procedures that Mercer has in place to prevent conflicts of interest;

  •
  any business or personal relationships of the consultant with any members of the Committee;

  •
  any Company stock held by any of the individuals at Mercer responsible for providing compensation advice to the Committee; and

  •
  any business or personal relationships between Company executives and Mercer.

        Based on that review, the Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Mercer's provision of candid, direct and objective advice that is independent of management to the Committee, and that the advice received by the Committee is not influenced by any other economic relationship that Mercer, or any of the individuals at Mercer responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

  •
  is engaged by and reports directly to the Committee and its Chair;

  •
  can only be terminated by the Committee or its Chair;

  •
  meets as needed with the Committee in executive sessions that are not attended by any of the Company's officers;

  •
  has direct access to all members of the Committee during and between meetings;

  •
  does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

  •
  cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

        The Company's CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives, and promotions.

        The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Administrative Officer

        The senior vice president and chief administrative officer ("SVP CAO") is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee's planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; working in concert with the Committee's executive compensation consultant; and preparing appropriate materials for review by the Committee. The SVP CAO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

        In this role, the SVP CAO normally consults with the chief executive officer, chief financial officer, general counsel and the corporate secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Other Executive Officers

        The Company's chief financial officer prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee's request, the chief financial officer provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays an active role in development of the goals presented for approval in incentive compensation plan design.

        The general counsel participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

        The corporate secretary also participates in Committee meetings, taking appropriate minutes to preserve a record of discussion and actions.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Hugh H. Roberts, Chair
Peter S. Hellman
Anastasia D. Kelly
Corbin A. McNeill, Jr.
Dennis K. Williams

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Comp Earnings ($)	All Other Compensation ($)(4)	Total ($)
Albert P. L. Stroucken	2012	$1,049,000	$407,537	$3,375,001	(5)	$1,125,000	$1,165,964	$857,158	$196,239	$8,175,899
Chairman, Chief Executive	2011	1,043,000	0	2,551,799	(5)	1,701,196	0	869,772	139,962	6,305,729
Officer, and President	2010	1,018,750	0	2,835,335	(5)	1,619,996	1,278,811	917,990	120,639	7,791,522
Stephen P. Bramlage, Jr.	2012	$404,438	$67,819	$450,011	(5)	$150,005	$290,789	$0	$213,448	$1,576,510
Senior Vice President and
Chief Financial Officer
James W. Baehren	2012	$410,542	$69,115	$450,011	(5)	$150,005	$197,737	$374,696	$58,871	$1,710,977
Senior Vice President and	2011	400,676	0	272,985	(5)	182,006	0	372,066	76,674	1,304,407
General Counsel	2010	391,480	0	318,554	(5)	181,994	192,666	328,978	77,243	1,490,915
Edward C. White	2012	$180,899	$35,608	$227,490	(5)	$113,750	$101,875	$29,802	$1,118,892	$1,808,316
Senior Vice President and	2011	431,718	0	249,014	(5)	165,994	0	540,755	71,240	1,458,721
Chief Financial Officer	2010	421,809	0	318,554	(5)	181,994	255,498	728,576	73,318	1,979,749

(1)
Amounts in this column reflect the grant date fair market value of restricted stock units, restricted shares and performance share unit awards granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 14 to the Consolidated Financial Statements for 2012 contained in the Form 10-K filed with the SEC on February 13, 2013.

(2)
Amounts in this column reflect the grant date fair market value of options granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 14 to the Consolidated Financial Statements for 2012 contained in the Form 10-K filed with the SEC on February 13, 2013.

(3)
Except as otherwise provided, the amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated. For Mr. Bramlage, the amount represents $137,449 for performance as President, O-I Oceania and Asia Pacific (50% Oceania & 50% Total O-I) and $153,340 for performance as CFO (100% Total O-I).

(4)
All Other Compensation is summarized below:

		Executive Life Insurance Premium(a)	Financial Planning(b)	Executive Physical	Automobile(c)	Personal Use of Company Aircraft(d)	Other Miscellaneous Income(e)	Tax Payments(f)
Albert P. L. Stroucken	2012	$45,309	$12,276	$2,382	$24,000	$107,272	$5,000	$0
Stephen P. Bramlage, Jr.	2012	1,374	450	2,522	0	0	156,604	52,498
James W. Baehren	2012	8,689	3,156	2,522	24,000	0	16,422	4,082
Edward C. White	2012	622,516	22,200	2,587	10,000	0	23,934	437,655

(a)
Actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the named executive officer. For Mr. White, this amount also includes $610,111 which is the cash surrender value of the policy transferred to Mr. White upon his retirement.

(b)
Named executive officers are eligible for reimbursement for professional advice related to tax, estate planning, and financial planning.

(c)
Messrs. Stroucken, Baehren and White each received an automobile allowance of $2,000 per month in 2012. The automobile allowance is a grandfathered benefit which will not be offered to named executive officers in the future.

(d)
The amounts shown in this column reflect the personal use of Company aircraft by the named executive officers. Under Board policy, for security reasons, the Company's CEO generally uses the Company aircraft for both business and personal travel. Personal travel by any other officers requires the approval of the CEO. The amounts shown for 2012 reflect the variable costs of personal flights taken by the respective officers. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees and storage costs, on-board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(e)
The amount shown in this column for Mr. Stroucken represents 2% Company base salary contribution to the qualified Stock Purchase & Savings Program of $5,000.

  The amount shown in this column for Mr. Bramlage represents the Company match of $5,667 plus the 2% Company base salary contribution of $2,833 to the qualified Stock Purchase & Savings Program, the Company match of $10,511 plus the 2% Company base salary contribution of $5,255 to the non-qualified Executive Deferred Savings Plan, and $132,338 for expatriate and relocation benefits while Mr. Bramlage served as President, O-I Oceania and Asia Pacific.

  The amount shown in this column for Mr. Baehren represents the Company match of $10,000 to the qualified Stock Purchase & Savings Program and $6,422 to the non-qualified Executive Deferred Savings Plan.

  The amount shown in this column for Mr. White represents the Company match of $4,500 to the qualified Stock Purchase & Savings Program and $2,736 to the non-qualified Executive Deferred Savings Plan, and payment for accrued unused vacation of $16,698.

(f)
With respect to Messrs. Bramlage, Baehren and White, the amounts shown in this column include tax gross-ups for life insurance benefits and gross-up on matches made to a non-qualified defined contribution plan during 2012.

For Mr. Bramlage, $237 is attributable to the non-qualified defined contribution match; and $52,261 is attributable to tax gross-ups on expatriate benefits.

For Mr. Baehren, $3,986 is attributable to premiums paid during 2012 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. Baehren; and $96 attributable to the non-qualified defined contribution match.

For Mr. White, $5,691 is attributable to premiums paid during 2012 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. White; $431,923 is attributable to the transfer of the life insurance policy to Mr. White upon his retirement; and $41 attributable to the non-qualified defined contribution match.

(5)
Column represents the total value of restricted stock units, restricted shares and performance share units at grant date fair market value. In the event the performance share units pay out at maximum value, the total potential values for grants of restricted stock units, restricted shares and performance share units are:

For Mr. Stroucken for 2012, $5,625,010, 2011, $4,252,988; 2010, $3,847,999.

For Mr. Bramlage for 2012, $750,018.

For Mr. Baehren for 2012, $750,018, 2011, $454,985; 2010, $432,325.

For Mr. White for 2012, $454,980, 2011, $415,023; 2010, $432,325.

 GRANTS OF PLAN-BASED AWARDS IN 2012

								All Other Stock Awards: Number Of Shares or Units (#)(3)	All Other Option Awards: Number Of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($ Per Share)(5)	Grant Date Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert P. L. Stroucken	3/7/2012	$0	$1,573,500	$3,147,000	0	99,163	198,326	49,581	104,944	$22.69	$4,500,001
Stephen P. Bramlage, Jr.	3/7/2012	0	303,329	606,658	0	13,222	26,444	6,611	13,993	22.69	600,016
James W. Baehren	3/7/2012	0	266,852	533,704	0	13,222	26,444	6,611	13,993	22.69	600,016
Edward C. White	3/7/2012	0	144,719	289,438	0	10,026	20,052	0	10,611	22.69	341,240

(1)
These columns show the amounts representing the annual incentive opportunity available under the Senior Management Incentive Plan. See "Compensation Discussion and Analysis—Annual Incentive" for further discussion. Amounts indicated are based on a percentage of the base salary earned in 2012. Actual payouts vary based on final performance results and range from 0% to 200% of target.

(2)
These columns show the performance shares granted in 2012 to each of the named executive officers under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 0% to 200% of target. Earned performance shares will be paid in shares of Common Stock in March 2015.

(3)
This column shows the number of shares of time-based restricted stock units granted in 2012 to each of the named executive officers under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(4)
This column shows the number of stock options granted in 2012 to each of the named executive officers under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date.

(5)
This column shows the exercise price for the stock options granted in 2012 to each of the named executive officers, which was the closing price of the Company's Common Stock on the date the Compensation Committee granted the options.

(6)
The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 14 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 13, 2013. There can be no assurances that the amounts shown in the table will be realized by the named executive officer.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012

							Stock Awards
		Option Awards										Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(24)
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market value of Shares or Unit That Have Not Vested ($)(20)
Albert P. L. Stroucken	2012	0	(1)	104,944	$22.69	3/7/2019	49,581	(12)	$1,054,588	99,163	(21)	$2,109,197
	2011	30,863	(2)	92,591	29.89	3/7/2018	21,344	(13)	453,987	56,915	(22)	1,210,582
	2010	55,784	(3)	55,786	31.03	3/7/2017	13,052	(14)	277,616	65,270	(23)	1,388,293
	2009	288,461	(4)	96,154	10.13	3/7/2016	19,744	(15)	419,955
	2008	97,561	(5)	0	53.00	3/7/2015
	2006	317,796	(6)(11)	0	19.58	12/4/2013
	2006	340,051	(7)(11)	0	19.58	12/4/2013
Stephen P. Bramlage, Jr.	2012	0	(1)	13,993	22.69	3/7/2019	6,611	(12)	140,616	13,222	(21)	281,232
	2011	1,487	(2)	4,464	29.89	3/7/2018	1,029	(13)	21,887	2,743	(22)	58,344
	2010	2,823	(3)	2,824	31.03	3/7/2017	661	(14)	14,059	3,304	(23)	70,276
	2009	4,808	(4)	4,808	10.13	3/7/2016	988	(15)	21,015
	2008	4,146	(5)	0	53.00	3/7/2015
	2007	4,613	(8)	0	23.96	3/7/2014
James W. Baehren	2012	0	(1)	13,993	22.69	3/7/2019	6,611	(12)	140,616	13,222	(21)	281,232
	2011	3,302	(2)	9,906	29.89	3/7/2018	2,283	(13)	48,559	6,089	(22)	129,513
	2010	6,266	(3)	6,268	31.03	3/7/2017	1,467	(14)	31,203	7,333	(23)	155,973
	2009	32,451	(4)	10,818	10.13	3/7/2016	2,222	(15)	47,262
	2008	10,976	(5)	0	53.00	3/7/2015
	2007	18,424	(8)	0	23.96	3/7/2014
	2006	20,761	(9)	0	18.25	2/8/2013
	2004	15,000	(10)	0	12.68	3/11/2014	15,000	(16)	319,050
	2003						12,000	(17)	255,240
	2002						10,000	(18)	212,700
	1999						3,000	(19)	63,810
Edward C. White	2012	0	(1)	10,611	22.69	3/7/2019	0	(12)	0	10,026	(21)	213,253
	2011	3,011	(2)	9,035	29.89	3/7/2018	2,083	(13)	44,305	5,554	(22)	118,134
	2010	6,266	(3)	6,268	31.03	3/7/2017	0	(14)	0	7,333	(23)	155,973
	2009	10,817	(4)	10,818	10.13	3/7/2016	0	(15)	0
	2008	10,976	(5)	0	53.00	3/7/2015	0		0

OPTION AWARD VESTING SCHEDULE

			Exercisable Dates
	Option Grant Date	Option Price	25%	25%	25%	25%
(1)	March 7, 2012	$22.69	3/7/13	3/7/14	3/7/15	3/7/16
(2)	March 7, 2011	29.89	3/7/12	3/7/13	3/7/14	3/7/15
(3)	March 7, 2010	31.03	3/7/11	3/7/12	3/7/13	3/7/14
(4)	March 7, 2009	10.13	3/7/10	3/7/11	3/7/12	3/7/13
(5)	March 7, 2008	53.00	3/7/09	3/7/10	3/7/11	3/7/12
(6)	December 4, 2006	19.58	12/4/06	12/4/06	12/4/06	12/4/06
(7)	December 4, 2006	19.58	12/4/07	12/4/08	12/4/09	12/4/10
(8)	March 7, 2007	23.96	3/7/08	3/7/09	3/7/10	3/7/11
(9)	February 8, 2006	18.25	2/8/07	2/8/08	2/8/09	2/8/10
(10)	March 10, 2004	12.68	3/10/05	3/10/05	3/10/05	8/11/05
(11)	For Mr. Stroucken, these options have been transferred to an irrevocable trust. This constitutes a gift by Mr. Stroucken, who received no consideration, to the family trust.

RESTRICTED STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(12)	March 7, 2012	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(13)	March 7, 2011	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(14)	March 7, 2010	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(15)	March 7, 2009	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(16)	March 10, 2004
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(17)	February 17, 2003
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(18)	February 2, 2002
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

	Grant Date	Vesting Terms
(19)	May 17, 1999	The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(20)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2012 ($21.27), the last business day of the year.

PERFORMANCE SHARE VESTING SCHEDULE

	Grant Date	Vesting Terms
(21)	March 7, 2012	Performance shares for the grant period of 2012-2014. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(22)	March 7, 2011	Performance shares for the grant period of 2011-2013. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(23)	March 7, 2010	Performance shares for the grant period of 2010-2012. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(24)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2012 ($21.27), the last business day of the year.

OPTION EXERCISES AND STOCK VESTED IN 2012

	Option Awards		Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Albert P. L. Stroucken	0	$0	131,181	$2,992,239
Stephen P. Bramlage, Jr.	0	0	6,521	148,744
James W. Baehren	0	0	14,717	335,695
Edward C. White	0	0	41,650	861,747

PENSION BENEFITS

		2012 Values
	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Albert P. L. Stroucken	Salary Retirement Plan	0		$0	$0
	Supplemental Retirement Benefit Plan	7.5	(1)	4,446,293	0
Stephen P. Bramlage, Jr.	Salary Retirement Plan		(2)	0	0
	Supplemental Retirement Benefit Plan		(2)	0	0
James W. Baehren	Salary Retirement Plan	20.67		1,513,162	0
	Supplemental Retirement Benefit Plan	20.67		1,008,855	0
Edward C. White	Salary Retirement Plan	37.09	(3)	1,934,131	73,550
	Supplemental Retirement Benefit Plan	37.09		0	3,439,604

(1)
Mr. Stroucken's service includes 1.5 years of additional service included in the Supplemental Retirement Benefit Plan (SRBP) benefit, per his employment agreement described under the heading "Employment Agreements" in the Compensation Discussion and Analysis. The incremental value due to the additional service granted to Mr. Stroucken equals $889,259 for 2012.

(2)
Mr. Bramlage is not a participant in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan.

(3)
Mr. White's Supplement Retirement Benefit Plan calculation includes an interest rate guarantee of 4.37%.

Assumptions For Salary Pension Plan and Supplementary Benefit Plan:
Mortality:

No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2020. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

Lump sum rate (Salary Retirement Plan):	4.12%
Lump sum rate (Supplemental Retirement Benefit Plan):	4.07%
Annuity Rate (Salary Retirement Plan):	4.12%
Annuity Rate (Supplemental Retirement Benefit Plan):	N/A

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive's age or age 65.

Actual 2012 pensionable earnings used (Pensionable Earnings = Base salary earned in 2012 + actual SMIP earned for 2012).

Salaried benefits accrued prior to December 31, 2004 and all SRBP benefits are assumed to be taken as a lump sum. Benefits accrued after December 31, 2004 are assumed to be taken as an annuity.

NON-QUALIFIED DEFERRED COMPENSATION(1)

	2012 Values
	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Albert P. L. Stroucken	$0	$0	$0	$0	$0
Stephen P. Bramlage, Jr.	31,533	15,766	13,226	0	131,653
James W. Baehren	10,343	6,422	8,098	0	203,835
Edward C. White	12,996	2,736	20,846	0	550,441

(1)
Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a "cash deferral account" or a "stock deferral account" at the individual's election. Interest is credited in the "cash" account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody's A-rated companies. The "stock" account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company's stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company's qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

(2)
Amounts in this column are included in the named executive officer's base salary on the "Summary Compensation Table."

(3)
Amounts in this column are included in the "All Other Compensation" column on the "Summary Compensation Table."

(4)
Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

(5)
Of the total amounts listed in this column, the following amounts have been included in the "Salary" or "All Other Compensation" columns on the "Summary Compensation Table" since 2006: for Mr. Bramlage—$47,299; Mr. Baehren—$111,439; and for Mr. White—$385,282.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables show the amount of compensation that may be paid to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary termination not for cause, change in control, for cause termination, disability, or death. The amounts shown assume a termination date effective December 31, 2012, the last business day of the year. For payments made pursuant to stock options, restricted stock, or performance shares, the amount earned by each named executive officer upon retirement differs whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2012.

        Unless specifically noted, each of the payments described below are the same for any salaried employee of the Company.

Payments Made Upon Termination

        Payments made upon termination for any reason include:

  •
  Amounts accrued and vested through the Salary Retirement Plan (SRP) and Supplemental Retirement Benefit Plan (SRBP).

  •
  Equity awards that become vested at the date of termination; stock option awards that were vested but unexercised as of December 31, 2012 were excluded from the values shown.

Payments Made Upon Retirement

        In addition to the above, payments made upon retirement include:

  •
  In the event of normal retirement (age 65), stock options granted in 2004 and earlier are immediately vested and are exercisable for three months post-retirement. In the event of normal retirement (age 65) or early retirement post-age 60 with at least ten years of service, options granted in 2005 and later continue normal vesting and are exercisable through their term.

  •
  In the event of normal retirement and early retirement post-age 55 with at least ten years of service, restricted stock granted in 2004 and earlier vest at retirement. Unvested restricted stock granted from 2005 through 2010 are forfeited in the case of any retirement. Unvested restricted stock granted in 2011 and later continue normal vesting for awards granted at least one year prior to the retirement date; restricted stock granted less than one year prior to the retirement date are forfeited.

  •
  In the event of normal retirement or early retirement post-age 60 with at least ten years of service, performance shares are immediately vested and any payout earned will be paid following the related three-year cycle.

  •
  In the event of any retirement, Mr. Baehren is currently eligible to participate in the Company's retiree medical plan for U. S. employees. This plan provides both pre- and post-age 65 coverage to employees and their spouse. The plan was closed to new entrants effective January 1, 2003; as a result, Mr. Stroucken and Mr. Bramlage are not eligible to participate in this plan.

 Payments Made Upon Involuntary Termination Not For Cause or Change in Control

        In addition to that noted under Payments Made Upon Termination, each named executive officer is eligible for the following:

  •
  In the event of Involuntary Termination Not For Cause, restricted stock granted in 2004 and earlier vest at termination. Any portion of restricted stock granted in 2005 and later that are unvested at the time of termination are forfeited.

  •
  In the event of Involuntary Termination Not For Cause, there is immediate vesting on a pro rata basis of performance shares, with any payout made after the applicable performance cycle.

  •
  In the event of a Change in Control, all previously unvested stock options, restricted stock and performance shares will immediately vest.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Stroucken is eligible for severance in the amount of two times annual base salary plus target bonus, payable over 24 months and continued health care coverage for 24 months at the same rate as active employees unless enrolled for coverage in another employer's health plan. Such severance is subject to release and continued compliance with a two-year non-compete / non-solicitation and confidentiality requirements.

  •
  In the event of a termination without cause within one year after a Change in Control, Mr. Stroucken is eligible for those benefits noted above in the event of Involuntary Termination Not For Cause. Commencing in 2012, under the terms of his new employment agreement, Mr. Stroucken no longer has excise tax gross-up protection.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Bramlage and Mr. Baehren are eligible for severance in the amount of one times annual base salary, any annual incentive plan awards earned (based on actual business results and funding, not adjusted up or down for the 20% discretionary component) during the severance period, and 12 months of continued health and welfare coverage for themselves and their dependents at the same rate as active employees, per the terms of severance agreements entered into between the Company and each executive officer. Such severance is subject to release and continued compliance with a one-year non-compete / non-solicitation agreement.

Payments Made Upon Death or Disability

  •
  In the event of Disability, each named executive officer is eligible to participate in a Company's long-term disability plan for salaried employees. This plan pays participants 60% of their base salary plus target bonus for the duration of their disability, or until age 65.

  •
  In the event of Disability, each named executive officer receives continued coverage under the Company's health care plan for active employees for the duration of their coverage under the Company's long-term disability plan.

  •
  In the event of Death or Disability, all stock options, restricted stock and performance shares are immediately vested. Any payout of performance shares is made at the completion of the appropriate performance cycle.

  •
  The named executive officers participate in a life insurance program that differs from that offered to most salaried employees of the Company. For U.S. named executive officers, the benefit payable to the beneficiary upon death is three times annual base salary.

        The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2012.

Albert P. L. Stroucken

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$3,147,000	$4,720,500	$0	$3,147,000	$1,573,500
Stock Options	0	0	1,071,153	0	1,071,153	1,071,153
Performance Shares	0	2,883,312	4,708,072	0	4,708,072	4,708,072
Restricted Stock Awards	0	0	2,206,146	0	2,206,146	2,206,146
Benefits and Perquisites
Retirement Plans	4,446,000	4,446,000	4,446,000	4,446,000	4,446,000	4,446,000
Health & Welfare Benefits	0	21,500	0	0	0	2,922
Disability Income	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	3,147,000
Cash Severance	0	2,098,000	3,147,000	0	2,098,000	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	(516,300)	0	0	0

Total	$4,446,000	$12,595,812	$19,782,571	$4,446,000	$17,676,371	$17,154,793

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2019 for 2011, and RP 2000 projected to 2020 for 2012. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump-sum mortality table is used.

        SRBP benefits are assumed to be taken as a lump sum. The interest rate used for lump sums is 4.07%.

        As Mr. Stroucken did not have ten years of service as of December 31, 2012, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control termination, and disability and death scenarios.

Benefits Payable

        Normal retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2021 and commences payment as soon as possible. Since Mr. Stroucken is currently eligible to retire, this value represents commencement at December 31, 2012.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2012. Pension benefits reflect accrued benefits payable at age 65.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2012. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant became deceased on December 31, 2012.

Stephen P. Bramlage, Jr.

	Voluntary Termination	Early Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$0	$322,500	$0	$0	$0	$0
Stock Options	0	0	0	53,558	0	53,558	53,558
Performance Shares	0	0	202,908	409,852	0	409,852	409,852
Restricted Stock Awards	0	0	0	197,577	0	197,577	197,577
Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	13,800	0	0	94,800	8,144
Disability Income	0	0	0	0	0	4,036,578	0
Life Insurance Benefits	0	0	0	0	0	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Cash Severance	0	0	430,000	0	0	0	0

Total	$0	$0	$969,208	$660,987	$0	$4,792,365	$669,131

Assumptions

        Because Mr. Bramlage was not retirement-eligible as of December 31, 2012, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control, and disability and death scenarios.

Benefits Payable

        Mr. Bramlage is not eligible for the Salary Retirement Plan.

James W. Baehren

	Early Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$268,499	$0	$0	$0	$0
Stock Options	120,515	120,515	120,515	120,515	120,515	120,515
Performance Shares	155,973	336,054	566,718	155,973	566,718	566,718
Restricted Stock Awards	850,800	850,800	1,118,440	850,800	1,118,440	1,118,440
Benefits and Perquisites
Retirement Plans	2,778,000	2,522,000	2,522,000	2,522,000	2,522,000	2,789,000
Health & Welfare Benefits	667,000	13,800	13,800	0	663,100	27,645
Disability Income	0	0	0	0	538,210	0
Life Insurance Benefits	0	0	0	0	0	1,239,225
Excise Tax & Gross-Up	0	0	0	0	0	0
Cash Severance	0	413,075	0	0	0	0

Total	$4,572,288	$4,524,743	$4,341,473	$3,649,288	$5,528,983	$5,861,543

 Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2019 for 2011, and RP 2000 projected to 2020 for 2012. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        Salaried benefits accrued prior to 2005 and all SRBP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 2004 are assumed to be taken as an annuity. The interest rate used for lump sums and annuities in the Salary Plan is 4.12% and the interest rate used for lump sums in the SRBP is 4.07%.

        Because Mr. Baehren was retirement-eligible as of December 31, 2012, he would have also been eligible for payments of equity awards under each of the termination scenarios.

Benefits Payable

        Termination benefits    represent the value of the pension benefits as if the participant terminates on December 31, 2012 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Early retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2012 and commences payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2012. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retires as of December 31, 2012 and immediately elects coverage.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2012. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent retiree medical and life insurance benefits commencing at age 65.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2012. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant became deceased December 31, 2012.

Edward C. White

        Mr. White retired effective May 31, 2012. Upon his retirement, the Company transferred a life insurance policy to Mr. White in the value of $610,111, and also provided a tax gross-up of $431,923 related to this transfer.

AUDIT COMMITTEE REPORT

        As part of its ongoing activities, which are described under the heading "Proposal 1: Election of Directors—Board Committees—Audit Committee," the Audit Committee has:

  •
  discussed with the Company's director of internal audit and Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope and plans for their respective audits;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements and the independent registered public accounting firm's evaluation of the Company's system of internal control over financial reporting contained in the 2012 Annual Report on Form 10-K;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other professional standards;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence;

  •
  discussed with the independent registered public accounting firm its independence from the Company and its management; and

  •
  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company's financial reporting.

        On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2012, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2013.

        The Audit Committee also concluded that the independent registered public accounting firm's provision of non-audit services, as described in the following section, to the Company and its affiliates is compatible with the independent registered public accounting firm's independence.

Peter S. Hellman, Chair
Gary F. Colter
Jay L. Geldmacher
Dennis K. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with the SEC's auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading "Pre-Approval of Independent Registered Public Accounting Firm Services."

Fees Paid to Ernst & Young LLP

        The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2012 and 2011 for these various services were:

Type of Fees	2012	2011
	($ in millions)
Audit Fees	$6.51	$6.73
Audit-Related Fees	0.39	0.65
Tax Fees	0.12	0.14

Total	$7.02	$7.52

        In the above table: (a) "audit fees" were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non-SEC offerings; (b) "audit-related fees" were for audits of employee benefit plans, agreed-upon procedures for third parties, and other accounting consultations; and (c) "tax fees" were for tax return preparation, federal, state and local tax planning, and international tax planning and advice. All fees for professional services by Ernst & Young LLP were approved in advance under the Board's pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

        No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm's independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

        This Policy describes the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual Audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

        Audit-Related services are assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of Audit-Related services does not impair the independence of the firm and is consistent with the SEC's rules on auditor independence.

        Company management will submit to the Audit Committee for approval the list of Audit-Related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit-Related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

        The Audit Committee believes that the independent registered public accounting firm can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence.

        Company management will submit to the Audit Committee for approval the list of Tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All Tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

        The Audit Committee will separately pre-approve those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the firm.

        A list of the SEC's prohibited non-audit services is set forth below. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

        Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

        With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

 PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

        Although the Board is not required to submit the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013. In the event the Company's share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

        A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Company is asking its share owners to provide advisory approval of the compensation of its named executive officers, as described above under the heading "Executive Compensation." While this vote is advisory, and not binding on the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for the remainder of 2013 and beyond.

        The Compensation Committee approves executive compensation programs which are designed to align executive pay with share owners' interests, as well as with the annual and longer-term performance of the Company. This alignment is evidenced by the executive officers receiving a reduced payout under the 2012 annual incentive plan and a reduced payout under the 2010–2012 long-term incentive plan as a result of Company performance against the relevant targets.

        The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company's management processes, as well as balance in rewards programs, are evidenced by the following:

  •
  A major portion of target compensation for each named executive officer is "at risk".

  •
  Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into named executive officer compensation decisions.

  •
  The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.

  •
  Regular "risk assessment" analyses are completed to evaluate the Company's overall executive compensation practices and processes.

  •
  Annual incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual Senior Management Incentive Plan measures sales revenues, EBIT margin, and free cash flow, while the long-term incentive programs place a significant emphasis on Company performance and share owner value creation through performance share units and stock options.

  •
  The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic, and have resulted in no award when performance is not up to minimum thresholds, and larger awards when performance exceeds expectations.

  •
  Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.

  •
  The Company's senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

        The Board strongly endorses the Company's executive compensation program and recommends that the share owners vote in favor of the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

        Because the vote is advisory, it will not be binding on the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 19, 2013 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company's directors, named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage
Atlantic Investment Management, Inc.(2) 666 Fifth Avenue New York, New York 10103	10,412,761		6.3
The Vanguard Group, Inc.(3) 100 Vanguard Blvd Malvern, Pennsylvania 19355	9,453,816		5.7
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	9,334,774		5.7
James W. Baehren	184,169	(5)(6)(7)	—	*
Stephen P. Bramlage, Jr.	44,351	(5)(6)(7)	—	*
Gary F. Colter	26,480	(8)	—	*
Jay L. Geldmacher	14,082	(8)	—	*
Peter S. Hellman	17,186	(8)	—	*
Anastasia D. Kelly	32,471	(6)(8)	—	*
John J. McMackin, Jr.	41,250	(6)(8)	—	*
Corbin A. McNeill, Jr.	23,034	(8)	—	*
Hugh H. Roberts	18,198	(8)	—	*
Albert P. L. Stroucken	1,900,335	(6)(7)	1.2
Helge H. Wehmeier	49,870	(8)	—	*
Edward C. White	143,732	(5)(6)	—	*
Dennis K. Williams	20,027	(8)	—	*
Thomas L. Young	24,698	(8)	—	*
All directors and executive officers as a group (18 persons)	2,619,561	(5)(6)(7)	1.6

*
Indicates less than one percent (1%) ownership.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The Schedule 13D dated September 6, 2012 received by the Company from Atlantic Investment Management, Inc. ("Atlantic") indicated that Atlantic is the beneficial owner of 10,412,761 shares of the Common Stock, with the sole power to vote or to direct the vote on 10,412,761 shares and the sole power to dispose or to direct the disposition of 10,412,761 shares.

(3)
The Schedule 13G dated February 7, 2013 received by the Company from the Vanguard Group, Inc. ("Vanguard") indicated that Vanguard is the beneficial owner of 9,453,816 shares of the Common Stock, with the sole power to vote or to direct the vote on 282,538 shares, the sole power to dispose or to direct the disposition of 9,182,678 shares and the shared power to dispose or to direct the disposition of 271,138 shares.

(4)
The Schedule 13G dated February 4, 2013 received by the Company from BlackRock, Inc. ("BlackRock") indicated that BlackRock is the beneficial owner of 9,334,774 shares of the Common Stock, with the sole power to vote or to direct the vote on 9,334,774 shares and the sole power to dispose or to direct the disposition of 9,334,774 shares.

(5)
The table includes the number of shares of Common Stock that Messrs. Baehren, Bramlage and White, and all directors and executive officers as a group held in the Stock Purchase and Savings Program. No shares are held in such program for Mr. Stroucken.

(6)
The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
James W. Baehren	107,172
Stephen P. Bramlage, Jr.	29,084
Anastasia D. Kelly	5,000
John J. McMackin, Jr.	5,000
Albert P. L. Stroucken	1,311,662
Edward C. White	39,869
All directors and executive officers as a group	1,533,802
(7)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 19, 2013:

Officer	Restricted Stock
James W. Baehren	40,734
Stephen P. Bramlage, Jr.	331
Albert P. L. Stroucken	6,526
All directors and executive officers as a group	48,994

(8)
The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 19, 2013:

Director	Restricted Stock Unit
Gary F. Colter	3,892
Jay L. Geldmacher	3,892
Peter S. Hellman	3,892
Anastasia D. Kelly	3,892
John J. McMackin, Jr.	3,892
Corbin A. McNeill, Jr.	3,892
Hugh H. Roberts	3,892
Helge H. Wehmeier	3,892
Dennis K. Williams	3,892
Thomas L. Young	3,892
All directors and executive officers as a group	38,920

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2012.

2014 ANNUAL MEETING OF SHARE OWNERS

        A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2014 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 1, 2013. The Company requests that all such proposals be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

        Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2014 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 1, 2013. The Company requests that all such notices be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner, and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

        Share owners wishing to submit proposals or director nominations that are not to be included in such proxy statement must give timely notice thereof in writing to the Secretary. To be timely, a share owner's proposal or nomination must be received by the Company no later than February 1, 2014, and must otherwise satisfy the requirements of the Company's By-Laws as then in effect. If the date of the 2014 Annual Meeting changes by more than thirty (30) days from the date of the 2013 Annual Meeting, a share owner's proposal or nomination must be received by the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2014 Annual Meeting.

FORWARD LOOKING STATEMENTS

        This Proxy Statement contains "forward looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company's business, particularly those mentioned in the risk factors in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company's periodic reports on Form 10-Q and Form 8-K.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

        The Company has made this Proxy Statement, the Company's 2012 Annual Report on Form 10-K and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Form 10-K are the Company's consolidated financial statements for the year ended December 31, 2012.

        A copy of the Company's Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Form 10-K is also available without charge on the Company's website at www.o-i.com.

Perrysburg, Ohio

April 5, 2013

Appendix A

RECONCILIATION OF ADJUSTED EARNINGS TO EARNINGS (LOSS) FROM
CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY

        The information presented regarding adjusted earnings relates to earnings attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results on ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	Years Ended December 31,
(Dollars in millions)	2012	2011
Earnings (loss) from continuing operations attributable to the Company	$186	$(501)
Items that management considers not representative of ongoing operations	252	905

Adjusting earnings	$438	$404

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000170523_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: (Each to serve for a term of one year) 1. Election of Directors Nominees 01 Jay L. Geldmacher 02 Albert P. L. Stroucken 03 Dennis K. Williams 04 Thomas L. Young OWENS-ILLINOIS, INC. One Michael Owens Way PERRYSBURG, OH43551 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013. 3 To approve, by advisory vote, the Company's named executive officer compensation. NOTE: ELECTION OF NOMINEES IS FOR CLASS I DIRECTORS AS DESCRIBED IN THE PROXY STATEMENT. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000170523_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Stakeholder Letter, Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com. OWENS-ILLINOIS, INC. Annual Meeting of Share Owners May 17, 2013 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints James W. Baehren, Stephen P. Bramlage, Jr. and Paul A. Jarrell and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 19, 2013, at the Annual Meeting of Share Owners to be held on May 17, 2013, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to New York Life Trust Company, as Trustee, to vote all shares of common stock of Owens-Illinois, Inc. allocated to the account(s) of the undersigned as of March 19, 2013, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of the director nominees, FOR Proposal 2, and FOR Proposal 3. New York Life Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side